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                                 EXHIBIT 10.14

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT is made as of November 6, 1996, by and among Traco Labs, Inc., an ____________ corporation having its principals offices at 3102 Clark Road, Champaign, Illinois 61821 ("Traco") and Reliv' International, Inc. an Illinois corporation having its principal offices at 136 Chesterfield Industrial Boulevard, Chesterfield, Missouri 63005 ("Reliv").

     WHEREAS, Reliv is engaged in the business of developing, manufacturing, marketing and selling nutritional products;

     WHEREAS, Traco has the exclusive license to market and sell a hydrolyzed collagen product protected by U.S. Patent No. 4,804,745, and sold by Traco under the registered tradename "Arthred";

     NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

     1. DEFINITIONS. When used in this Agreement, each of the following terms shall have the meaning set forth in this paragraph:

          1.1 "PRODUCT" shall mean a composition incorporating the Technology developed for consumer sales provided by Traco for Reliv in accordance with the terms of this Agreement.

          1.2 "PATENTS" shall mean and include U.S. Patent No. 4,804,745 and any and all domestic or foreign patents or patent applications, and any division or continuation in part, now existing or hereafter prepared, filed, issued or obtained which, in whole or part, covers, concerns, incorporates, deal with or relates to any part of the Technology.

          1.3 "TECHNOLOGY" shall mean and include (i) the technology which is the subject of Patent No. 4,804,745 dealing with hydrolyzed collagen or
     (ii) any and all applications of any claim of any of the Patents and shall include, without limitation (i) the composition, formula, components or ingredients of any Product and (ii) the method of production or manufacture thereof.

          1.4 "CONFIDENTIAL INFORMATION" shall mean and include any and all information, whether contained or set forth in any document, letter, memorandum, drawing, schematic, material specification, or in any oral communication, transmitted by Traco to Reliv or by Reliv to Traco, respectively from any employee, officer, agent or representative of one to any employee, officer, agent or representative of the other, and designated herein or in the information transmitted as confidential information. An oral communication shall be designated as "confidential" by written statement given by the party providing the confidential information to the other party within 30 days after the date of such communication, specifying the confidential information provided in such communication to be designated as confidential. In general, confidential information is intended to include, but not necessarily be limited to, information concerning or relating to (i) the Technology, (ii) sources of supply for ingredients, materials, or products, (iii) financial information concerning Traco or Reliv or (iv) methods of selling or marketing. "Confidential Information" shall also include, without the requirement of communication thereof by one party to another or the designation thereof hereunder, any and all information concerning or relating to (i) the ingredients, composition, or formula or the Product, (ii) methods of production or manufacture of any of the Product, (iii) any other nonpublic information concerning the Technology or the Product, (iv) the identity, addresses or telephone numbers of customers or distributors for Reliv. "Confidential Information" shall not include:
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               (i) Information which, at the time of disclosure to a party, had been previously published or had become generally known;

               (ii) Information which is published or which becomes general knowledge after a disclosure to a party hereunder unless such publication or knowledge occurs as a result of a violation of this Agreement or a non-disclosure agreement signed by an employee of a party hereto;

               (iii) Information disclosed by one party to another which, prior to disclosure thereof to such party hereunder, was already in the possession of such party as evidenced by written records of such party which are communicated to the party disclosing the information within 30 days after the date of the disclosure; or,

               (iv) Information disclosed by one party to another which, subsequent to the disclosure, is obtained by the party to whom the disclosure was made from a third person who is lawfully in possession of such information and not in violation of any contractual, legal or fiduciary obligation with respect to such information.

          1.5 "DIRECT SALES" shall mean and include any organization, structure, marketing or sales method or technique or procedure by which products are sold to consumers directly by the manufacturer or principal distributor of the product through a network of independent distributors known as multilevel marketing systems. "Direct Sales" shall not include sales through retail stores, or marketing programs principally intended for sales through retail stores but also incorporating catalogue sales or direct sales through media campaigns utilizing television, radio or print advertising.

          1.6 "TERRITORY" shall mean all areas in which Reliv or its affiliates or licensees sells its products, now and at any time during the term of this Agreement. Reliv's current sales area is the United States and its territories, Canada, the United Kingdom, Mexico, Australia and New Zealand. Reliv shall give Traco notice of any expansion in its sales area.

     2. EXCLUSIVE LICENSE. Subject to and on the terms and conditions hereof, Traco grants and transfers to Reliv, and its subsidiaries, an exclusive license to market and sell the Product in the Territory for Direct Sales.

          2.1 The rights granted to Reliv herein are exclusive during the term hereof in the Territory for Direct Sales and Traco shall not retain any right or authority to use, sell, license or transfer any right, interest or license the Product in the Territory for Direct Sales for itself or to any other person. The parties acknowledge that Traco may sell Product to a wholesaler who in turn resells the Product to an entity engaged in Direct Sales.

          2.2 The rights and license granted herein shall be irrevocable for the term hereof and may not be terminated prior to the expiration of the term hereof except as expressly provided in paragraph 10 hereof.

          2.3 Notwithstanding the other provisions of this paragraph in the event that Reliv shall fail to purchase 50 metric tons of Product within two years of the date of this Agreement, and purchase 50 metric tons each year thereafter, the license granted to Reliv hereunder shall be non-exclusive and Traco shall be entitled to make, use and sell, and grant licenses to make and sell the Product to any person without restriction, provided only that no license or right shall be granted which would limit or restrict the non-exclusive license granted to Reliv hereunder.

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     3.   PURCHASE OF PRODUCT.

          3.1 Traco agrees that it shall sell and Reliv agrees to purchase Product pursuant to specific purchase orders submitted from time to time by Reliv at least 30 days before the requested delivery date. No purchase order is binding on Reliv unless and until it is in writing and signed by Reliv's designated representative. Each purchase order shall be deemed to be submitted pursuant to this Agreement and subject to the terms and conditions herein.

          3.2 Reliv agrees that, during the term of this Agreement, or until this Agreement is terminated prior to the expiration of its term, Reliv shall purchase its entire requirements for the Product from Traco. Traco shall procure, ship and deliver Product in a timely manner in accordance with the purchase orders. Traco guarantees that all Producs purchased will meet Reliv's approved specifications or will be rejected at Traco's expense. Reliv may at any time, without advance notice, cease placing further purchase orders for Product, suspend placing such orders for a period of time, or reduce the frequency of such orders or the quantities of Product ordered. Such decisions by Reliv to cease, suspend or reduce its purchases of Product are within the Reliv's sole and absolute discretion. Reliv shall give Traco notice, however, of any material anticipated changes in order volume or frequency, of which it is aware. Any expenditures Traco may make based on projected future sales to Reliv (including any forecasts by Traco or Reliv) are Traco's responsibility and at Traco's own risk.

          3.3 Traco shall be responsible for insuring that its plant and equipment have the capacity and are fit for the provision of Product contemplated hereunder and that the Product will be manufactured, packaged and supplied in accordance with Good Manufacturing Practice (GMP) and customary quality assurance (QA). Traco shall, at all times and at its sole cost, comply with all local, state and Federal laws, ordinances and regulations governing the procurement and and delivery of Product.

          3.4 Traco shall deliver written and detailed notice to Reliv immediately in the event of the occurrence of any condition, circumstance or event that could impact the supply of Product or the ability of Traco to fulfill its obligations under this Agreement, including component supply or labor shortages, or events which involve health, safety, building code, FDA or other regulatory issues or violations.

     4.   PRICING; PAYMENT

     4.1 Pricing shall be in accordance with Exhibit "A". Traco shall extend to Reliv 1% - 10-day terms or net 30 days. All shipments of Product shall be F.O.B. Traco's facility in Champaign, Illinois. Traco agrees not to charge Reliv its standard marketing charge, which is currently $4.00.

     4.2 The prices set forth on Exhibit "A" shall remain constant during the first 2 years of the term of this Agreement, subject however to adjustment to reflect increases or decreases in costs due to cost increases to Traco or to Product modifications or improvements. Traco will provide sixty (60) days prior notice of any such price change. Every two years during the term of this Agreement the parties shall renegotiate the price of the Product provided, however, that the price shall not increase by more than 10% of the price charged to Reliv immediately prior to such price increase.

     5.   TRADEMARK LICENSING.

          5.1 The use of Arthred(tm) is protected by U.S. Patent No. 4,804,745. Traco believes that it is in the best interest of all parties to preserve and protect the identity and integrity of this valuable supplement in the marketplace. Therefore, Traco requests that with respect to any product or formula

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     to which Arthred(tm) is incorporated, Reliv agrees to use "Arthred" as the sole source of hydrolyzed collagen.

          5.2 Reliv agree that it shall not feature, display or relate in any manner, either directly or indirectly, the Arthred(tm) tradename, research data or any other product claims proprietary to Arthred(tm), to any of its own products, or any of the products it manufactures or supplies to others, that are not a part of an Arthred(tm) Trademark-Licensing Agreement.

          5.3 Reliv agrees that it shall not resell or supply Arthred(tm) in bulk raw material form to any other entity or individual ("person"), except as part of a finished product, finished dose (e.g., tablet, capsule, powder, granule, or liquids), or vitamin/mineral premix, unless such person first executes and delivers an agreement to Traco in this form.

          5.4 This Agreement applies to all products containing Arthred(tm), whether manufactured under a captive label or for others. If Reliv is manufacturing or supplying Arthred(tm)-containing products to others, whether directly or indirectly, who own or control the finished product label, it shall inform these customers of the provisions of this Agreement and shall not manufacture or supply Arthred(tm)-containing products to customers that do not conform to the provisions of this Agreement.

          5.5 Traco grants Reliv a license to use the Arthred(tm) trademark in connection with the marketing and sale of the Product for the term of this Agreement. Reliv may, however, market and sell the Arthred(tm) Product under other trademarks or tradenames, subject to Traco's approval, which shall not be unreasonably withheld.

     6. CONFIDENTIAL INFORMATION. Each of the parties hereto agrees that, with respect to Confidential Information in its possession as to which no communication thereof is required for the application hereof, or Confidential Information transmitted to it by the other party, such party will not use any such Confidential Information for any purpose other than as expressly authorized herein and shall not disclose, or permit its employees or agents to disclose, such Confidential Information to any person, or to use the same. Confidential Information of the other party may be used by a party hereto solely as follows:
(i) for the performance of such party's obligations under this Agreement, (ii) in connection with the manufacture, production, sale or distribution of Product pursuant to the terms of this Agreement or (iii) for such other purposes as the other party may authorize in writing. Confidential Information of the other party may be disclosed by a party solely to those employees of the party who have a need to know the information for the purposes provided herein and who have executed an agreement for the benefit of both of the parties, in form satisfactory to both and consistent with the provisions hereof, prohibiting the use or further disclosure of such Confidential Information.

     7. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TRACO. Traco represents and warrants to Reliv, as of the date hereof, that the following are true and correct:

          7.1 Traco has the full right, power and authority to grant the license provided herein and the execution and performance of this Agreement by Traco does not, and will not, with or without the giving of notice or the passage of time, violate or constitute a default under any contract, agreement, commitment or license to which Traco is a party or by which it, any of the Patents or any of the rights licensed hereunder, are bound.

          7.2 To the best of the knowledge of Traco , the delivery, sale or use of the Product will not infringe upon or violate any patent, trade secret or other proprietary right of any person.

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     8.  REPRESENTATIONS AND WARRANTIES OF RELIV.  Reliv represents and warrants to Traco that it has the full right and authority to enter into this Agreement with Traco, that it has the full right, power and authority to enter into this Agreement and that the execution and performance of this Agreement by Reliv will not with or without the giving of notice or the passage of time, violate or constitute a default under any contract, agreement, or commitment to which Reliv is a party or by which it is bound.

     9.  INDEMNIFICATION.

          9.1 Traco warrants that the Product manufactured by Traco will be free from any defect or contamination and the materials used will be of the highest quality and suitable for manufacture of the Product. Traco agrees to inspect each lot of the Product before shipment from its plant in accordance with reasonable inspection standards.

          9.2 Traco agrees to indemnify, defend and hold harmless Reliv from and with respect to any and all actions, claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees incurred by Reliv in enforcing this indemnification) relating to the Product or Traco's production of Product, including any manufacturing defect in the Product caused by Traco.

          9.3 So long as Traco agrees to sell or sells any Product to Reliv, Traco will maintain products liability insurance with a major insurance carrier in an amount of at least $2,000,000 and provide Certificates of Insurance at all times naming Reliv as an "Additional Insured" and protecting Traco and Reliv from the liability set forth in the indemnity paragraph above.

          9.4 Reliv agrees that it will protect, defend, hold harmless and indemnify Traco, its officers, directors, employees and advisors from and against any and all claims actions, liabilities, losses, costs, and expenses (including attorneys' fees) arising out of, caused by or resulting from any breach of the representations and warranties of Reliv herein, and any breach of this Agreement.

     10.  TERM AND TERMINATION.

          10.1 This Agreement shall be for a term commencing on the execution of this Agreement and expiring on the later of (i) the date of expiration of Traco's right to market and sell the Product or (ii) December 31, 2014.

          10.2 This Agreement may be terminated by Reliv by giving written notice that the Agreement shall terminate on a specific date that is more than 60 days in the future.

          10.3 An "Event of Default" shall mean and include any violation by Traco or Reliv, of their respective obligations or warranties herein. Reliv and Traco shall each have thirty (30) days after notice specifying the violation to cure the violation.

          10.3.1 This Agreement may be terminated by Traco prior to the expiration of the term, by written notice to Reliv, of an uncured Event of Default by Reliv.

          10.3.2 This Agreement may be terminated by Reliv prior to the expiration of its term, by written notice to Traco, of an uncured Event of Default by Traco.

     11. SALE OF PRODUCT AFTER EXPIRATION OR TERMINATION. From and after the date of expiration or termination of this Agreement for any reason, Reliv shall be entitled to sell or otherwise dispose of any Product

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which shall be in Reliv's inventory or on order on the date of such termination or expiration, provided that Reliv shall have paid any and all amounts due to Traco with respect to such products.

     12. EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that the disclosure or use by a party, or such party's employees or agents, of any information which is confidential or the violation by Traco and Reliv of their respective covenants would cause irreparable harm to the other party which could not adequately be compensated for in damages. Notwithstanding the provisions of this Agreement relating to arbitration, in the event of such violations by a party, or of a related agreement by an employee or agent of a party, the other party shall be entitled to injunctive relief to enjoin such violation or to compel compliance with the provisions of this Agreement, in addition to any and all other remedies available at law or in equity with respect to such violation, in any court of competent jurisdiction and, further, shall be entitled to recover such party's reasonable attorneys' fees of such action from the losing party it prevails against.

     13. NOTICES. All notices or other communications, including service of process, required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed, certified mail, return receipt requested, postage prepaid, to the parties at their addresses as set forth on the first page of this Agreement, Any notice mailed in accordance with the terms hereof shall be deemed received on the third day following the day of mailing. Either party may change the address to which such notices to such party may be given hereunder by serving proper notice of such change of address to the other party.

     14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments or contracts with respect to the subject matter hereof.

     15. BENEFITS; ASSIGNMENT. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors in interest. Neither party shall be entitled to assign any right or obligation under this Agreement without the express written consent of the other party and any attempted assignment of any such right or obligation shall be void, provided that either party hereto may assign all of its rights and obligations hereunder:
(i) to any person who shall acquire substantially all of the business and assets, and shall assume substantially all of the liabilities of, such party or
(ii) a corporation into which or with which the parties shall merge or consolidate, if in such transaction the acquiring person or succeeding corporation shall expressly assume all of the obligations of such party.

     16. SEVERABILITY. Whenever possible, each paragraph of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such paragraph shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such paragraph and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

     17. WAIVERS. No failure by any party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default.

     18. ARBITRATION. All disputes between the parties whether arising from this agreement or not must be decided finally by binding arbitration before a panel of two (2) arbitrators. The arbitrators shall be retired judges. There must be a mediation before a third retired judge within thirty (30) days of submission of the dispute

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to arbitration.  No party may present a claim or defense in the arbitration that was not presented by it in the mediation. Arbitrations and mediations shall be held in Chicago, Illinois. Each party consents to jurisdiction of the courts of Illinois and Missouri for the purpose of compelling arbitration.

     19. GOVERNING LAW. This Agreement shall be governed by, and shall be interpreted and enforced in all respects in accordance with, the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                 RELIV' INTERNATIONAL, INC.


                                 By:  /s/ Carl W. Hastings
                                      -----------------------------------
                                      Carl W. Hastings, Executive Vice President

Attest:


/s/ Stephen M. Merrick
---------------------------
Secretary

                                 TRACO LABS, INC.


                                 By:  /s/ Sid Tracy
                                      ------------------------------------------
                                      Sid Tracy, President
Attest:



/s/ Sid Tracy
---------------------------
Secretary

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